As filed with the Securities and Exchange Commission on February 22, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OWENS CORNING

(Exact name of registrant as specified in its charter)

Delaware	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen K. Krull

Senior Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Larry A. Barden

Lisa J. Reategui

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	(1)	(1)	(1)	(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

OWENS CORNING

Common Stock

The Owens Corning/Fibreboard Asbestos Personal Injury Trust, the selling stockholder, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any common stock is offered pursuant to this prospectus, the selling stockholder will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by the selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement.

The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholder directly to investors or to or through underwriters, dealers or other agents.

We do not know when or in what amounts the selling stockholder may offer these shares of our common stock for sale from time to time. The selling stockholder may sell all, some or none of the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock sold by the selling stockholder.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “OC.”

Our principal executive offices are located at One Owens Corning Parkway, Toledo, Ohio 43659, and our telephone number at that address is (419) 248-8000. Our principal website is located at www.owenscorning.com. Information on our website is not incorporated into this prospectus.

Investing in our common stock involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2010.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: Owens Corning, One Owens Corning Parkway, Toledo, Ohio 43659, Attention: Corporate Secretary, (419) 248-8000.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, which we refer to as the Securities Act. Under the automatic shelf process, the selling stockholder to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock. The selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which it is offering and selling our common stock. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Incorporation By Reference,” and any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

The selling stockholder may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

Unless the context indicates otherwise, the terms “Owens Corning,” “Company,” “we” and “our” in this prospectus refer to Owens Corning and its subsidiaries. References to a particular year mean the Company’s year commencing on January 1 and ending on December 31 of that year. The term “Predecessor” in this prospectus refers to Owens Corning’s predecessor company, Owens Corning Sales, LLC and its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus contains, and any accompanying prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “project,” “strategy,” “will” and other terms of similar meaning or import in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the statements. These risks, uncertainties and other factors include, without limitation:

•	economic and political conditions, including new legislation or other governmental actions;

•	levels of residential and commercial construction activity;

•	competitive factors;

•	pricing factors;

•	weather conditions;

•	our level of indebtedness;

•	industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders;

•	availability and cost of raw materials;

•	availability and cost of credit;

•	interest rate movements;

•	issues related to acquisitions, divestitures and joint ventures;

•	our ability to utilize our net operating loss carryforwards;

•	achievement of expected synergies, cost reductions and/or productivity improvements;

•	issues involving implementation of new business systems;

•	foreign exchange fluctuations;

•	research and development activities;

•	difficulties in managing production capacity; and

•	labor disputes.

All forward-looking statements in this prospectus and any accompanying prospectus supplement should be considered in the context of the risk and other factors described above and as detailed from time to time in the Company’s Securities and Exchange Commission filings. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus or any prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus or any prospectus supplement are cautioned not to place undue reliance on the forward-looking statements.

THE COMPANY

Since Owens Corning was founded in 1938, the Company has continued to grow as a market-leading innovator of glass fiber technology. Headquartered in Toledo, Ohio, Owens Corning is a world leader in composite and building materials systems, delivering a broad range of high-quality products and services. Our products range from glass fiber used to reinforce composite materials for transportation, electronics, marine, infrastructure, wind-energy and other high-performance markets to insulation, roofing and manufactured stone veneer for residential, commercial and industrial applications. As a sustainability-focused company, Owens Corning creates value for our customers and stockholders, positively impacts the environment and enhances the lives of those with whom we interact.

On November 1, 2007, the Company completed its acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses (the “2007 Acquisition”). The 2007 Acquisition, described more fully in Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009, accelerated the Company’s global growth strategy by enhancing its presence in low-cost emerging markets around the world and strengthened its position as a market leader in glass reinforcements and composites. To complete required regulatory remedies associated with the 2007 Acquisition, the Company sold two composite manufacturing plants in Battice, Belgium and Birkeland, Norway (the “2008 Divestiture”) on May 1, 2008.

RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in, or incorporated by reference into, this prospectus and the accompanying prospectus supplement, as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2009, before you decide to buy the common stock offered by this prospectus. If any of the events outlined actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to Ownership of Our Common Stock

The resale of shares of our common stock registered by this prospectus may adversely affect the market price of our common stock.

At the time of our emergence from bankruptcy, we granted registration rights to certain investors, including the Owens Corning/Fibreboard Asbestos Personal Injury Trust formed in connection with our emergence from bankruptcy, which we refer to as the Asbestos PI Trust. The shares of our outstanding common stock held by the Asbestos PI Trust are registered for resale under the registration statement of which this prospectus forms a part. We have granted the Asbestos PI Trust rights to cause us, at our expense, to file the registration statement of which this prospectus forms a part, covering resale of shares of common stock held by the Asbestos PI Trust. The Asbestos PI Trust, as of January 31, 2010, owned approximately 22.07% of our outstanding common stock, all of which may be sold, pursuant to the registration statement of which this prospectus forms a part, from time to time. These shares may also be sold under Rule 144 of the Securities Act, depending on their holding period and subject to restrictions on volume and manner of sale. The ability of the Asbestos PI Trust to sell a large number of shares could be adversely disruptive to the trading price of our common stock.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of our common stock offered hereby.

SELLING STOCKHOLDER

Information regarding the beneficial ownership of our common stock by the Asbestos PI Trust as of the date of the prospectus supplement, the number of shares being offered by the Asbestos PI Trust and the number of shares beneficially owned by the Asbestos PI Trust after the applicable offering will be included in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the Asbestos PI Trust.

PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a non-sale-related transfer after the date of this prospectus, may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, in one or more transactions, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof, following which the securities are delivered to close out the short position;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

For example, the selling stockholder may engage brokers and dealers, and any broker or dealer may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when the selling stockholder takes such actions, the number of securities offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for the selling stockholder’s securities will otherwise remain unchanged.

The selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of the selling stockholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholder and/or purchasers of the selling stockholder’s securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholder and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The selling stockholder and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling stockholder against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The securities offered hereby were originally issued to the selling stockholder pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective for a specified period of time.

The selling stockholder is not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We will not receive any proceeds from sales of any securities by the selling stockholder.

We cannot assure you that the selling stockholder will sell all or any portion of the securities offered hereby.

CERTAIN TRANSACTIONS

In connection with our emergence from bankruptcy, we entered into agreements with parties who have received shares of our common stock in exchange for their claims. The terms of the agreements summarized below are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these agreements.

The Predecessor entered into an agreement, which we refer to as the Equity Commitment Agreement, with J.P. Morgan Securities Inc., pursuant to which J.P. Morgan Securities Inc. committed to purchase from us, at $30.00 per share, any of the 72.9 million shares of our common stock offered pursuant to a rights offering that were not subscribed for and issued pursuant to the rights offering. In consideration for this commitment from J.P. Morgan Securities Inc., the Predecessor paid a $100 million fee to J.P. Morgan Securities Inc.

In connection with the Equity Commitment Agreement, on July 7, 2006, the Predecessor entered into a registration rights agreement with J.P. Morgan Securities Inc., which we refer to, as amended, as the Investor Registration Agreement. Effective as of January 7, 2010, all rights under the Investor Registration Agreement have terminated.

Also on July 7, 2006, the Predecessor, the Asbestos Claimants’ Committee and the Future Claimants’ Representative finalized the terms of a form of registration rights agreement which was entered into by the Company and the Asbestos PI Trust upon the effectiveness of our plan of reorganization. We refer to this registration agreement, as amended, as the Trust Registration Agreement.

Among other things, pursuant to the terms of the Trust Registration Agreement:

•

the Company is required to file the registration statement of which this prospectus forms a part to effect the registration of the resale of the Asbestos PI Trust’s holdings of Owens Corning common stock;

•

we are required to use our reasonable best efforts to cause the registration statement to remain continually effective and properly supplemented and amended for two years following the first day of effectiveness of such registration statement;

•

if the Company proposes to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer the Asbestos PI Trust the opportunity to register all or part of their shares on the terms and conditions set forth in the Trust Registration Agreement; and

•

the Asbestos PI Trust received the right, subject to certain conditions and exceptions, to request that the Company file registration statements (subject to certain limitations on the number of registration statements and the minimum number of shares covered thereby) with the SEC for an offering of all or part of its shares of Owens Corning common stock, which registration statement is referred to as a demand registration, and the Company is required to cause the demand registration to be filed with the SEC as promptly as practicable following any demand.

All expenses of registration under the Trust Registration Agreement, including the legal fees of one counsel retained by the Asbestos PI Trust, will be paid by the Company.

The registration rights granted in the Trust Registration Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The Trust Registration Agreement also contains customary indemnification and contribution provisions, and certain representations and warranties made by us to the Asbestos PI Trust. Further details concerning these representations and warranties and the other terms of the Trust Registration Agreement may be obtained through a review of the Trust Registration Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

The Trust Registration Agreement is governed by Delaware law.

DESCRIPTION OF CAPITAL STOCK

For a full description of our common stock please see the documents identified in the section “Incorporation by Reference” in this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.owenscorning.com. You may access our and the Predecessor’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our web address does not constitute incorporation by reference of the information contained at such site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 17, 2010;

•	the Definitive Proxy Statement on Schedule 14A filed with the SEC on October 28, 2009; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on October 19, 2006 (File No. 001-33100).

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offering is completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Attention: Corporate Secretary

(419) 248-8000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Expenses payable by the Company in connection with the sale of the common stock being registered, other than underwriting discount and commissions, are estimated as follows:

Securities and Exchange Commission Registration Fee	$	(*)
Legal Fees and Expenses		250,000
Accounting Fees and Expenses		75,000
Miscellaneous		100,000

Total		$425,000

(*)	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

Owens Corning is incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.

Article X of our amended and restated certificate of incorporation provides that Owens Corning shall, to the fullest extent authorized or permitted by applicable law, indemnify any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of Owens Corning or by reason of the fact that such person, at the request of Owens Corning, is or was serving as a director, manager, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. No director of Owens Corning shall be personally liable to Owens Corning or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Owens Corning or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX of our amended and restated bylaws provides that Owens Corning shall, to the fullest extent authorized or permitted by applicable law, indemnify any and all persons who may serve or who have served at any time as a director or officer of Owens Corning, or may serve or at any time have served at the request of Owens Corning as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and any directors or officers of Owens Corning who at the request of Owens Corning may serve or at any time have served as agents or fiduciaries of an employee benefit plan of Owens Corning or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent. Owens Corning may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law, to the fullest extent authorized or permitted by such law.

In addition to the provisions of the amended and restated articles of incorporation and amended and restated bylaws, Owens Corning has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by the amended and restated bylaws. Owens Corning also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description

1.1	Equity Commitment Agreement, dated May 10, 2006, by and between Owens Corning and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 2 of Owens Corning Sales, LLC’s Form 8-K, dated July 14, 2006).

2.1	Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (as Modified) (incorporated by reference to Exhibit 2.1 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.2	Bankruptcy Court Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.1 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.3	Bankruptcy Court Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.2 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.4	District Court Order Affirming the Bankruptcy Court’s Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) and Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.3 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.5	Purchase Agreement, dated as of July 26, 2007, by and between Owens Corning, Société de Participations Financières et Industrielles S.A.S. and certain other parties named therein (incorporated by reference to Exhibit 10.1 to Owens Corning’s Current Report on Form 8-K (File No. 1-33100), filed August 1, 2007).

2.6	Purchase Agreement, dated as of July 17, 2007, among Owens Corning, Owens Corning Holdings Company, CertainTeed Corporation and Saint-Gobain Delaware Corporation (incorporated by reference to Exhibit 2.7 to Owens Corning’s Quarterly Report on Form 10-Q (File No. 1-33100) for the quarter ended September 30, 2007).

4.1	Registration Rights Agreement, dated as of July 7, 2006, and the First Amendment thereto, dated as of October 27, 2006, by and among Owens Corning, Owens Corning Sales, Inc. and the Owens Corning/Fibreboard Asbestos Personal Injury Trust (incorporated by reference to Exhibit 4.2 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

4.2	Series A Warrant Agreement, dated as of October 31, 2006, between Owens Corning and American Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 10.3 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

Exhibit Number	Description

4.3	Series B Warrant Agreement, dated as of October 31, 2006, between Owens Corning and American Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 10.4 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature pages hereof).

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on February 22, 2010.

OWENS CORNING

By:	/S/ MICHAEL H. THAMAN
Name:	Michael H. Thaman
Title:	Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Stephen K. Krull, Duncan J. Palmer and Michael H. Thaman and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL H. THAMAN Michael H. Thaman	Chairman of the Board, President, Chief Executive Officer and Director	February 22, 2010

/S/ DUNCAN J. PALMER Duncan J. Palmer	Senior Vice President and Chief Financial Officer	February 22, 2010

/S/ MARK W. MAYER Mark W. Mayer	Vice President and Chief Accounting Officer	February 22, 2010

/S/ NORMAN P. BLAKE, JR. Norman P. Blake, Jr.	Director	February 22, 2010

/S/ GASTON CAPERTON Gaston Caperton	Director	February 22, 2010

/S/ RALPH F. HAKE Ralph F. Hake	Director	February 22, 2010

/S/ F. PHILIP HANDY F. Philip Handy	Director	February 22, 2010

Signature	Title	Date

/S/ LANDON HILLIARD Landon Hilliard	Director	February 22, 2010

/S/ ANN IVERSON Ann Iverson	Director	February 22, 2010

/S/ JAMES J. MCMONAGLE James J. McMonagle	Director	February 22, 2010

/S/ W. HOWARD MORRIS W. Howard Morris	Director	February 22, 2010

/S/ JOSEPH F. NEELY Joseph F. Neely	Director	February 22, 2010

/S/ W. ANN REYNOLDS W. Ann Reynolds	Director	February 22, 2010

/S/ ROBERT B. SMITH, JR. Robert B. Smith, Jr.	Director	February 22, 2010

/S/ DANIEL K. K. TSEUNG Daniel K. K. Tseung	Director	February 22, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Equity Commitment Agreement, dated May 10, 2006, by and between Owens Corning and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 2 of Owens Corning Sales, LLC’s Form 8-K, dated July 14, 2006).

2.1	Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (as Modified) (incorporated by reference to Exhibit 2.1 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.2	Bankruptcy Court Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.1 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.3	Bankruptcy Court Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.2 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.4	District Court Order Affirming the Bankruptcy Court’s Order Confirming the Sixth Amended Joint Plan of Reorganization (as Modified) and Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization (as Modified) (incorporated by reference to Exhibit 99.3 of Owens Corning Sales, LLC’s Current Report on Form 8-K (File No. 1-3660), filed September 29, 2006).

2.5	Purchase Agreement, dated as of July 26, 2007, by and between Owens Corning, Société de Participations Financières et Industrielles S.A.S. and certain other parties named therein (incorporated by reference to Exhibit 10.1 to Owens Corning’s Current Report on Form 8-K (File No. 1-33100), filed August 1, 2007).

2.6	Purchase Agreement, dated as of July 17, 2007, among Owens Corning, Owens Corning Holdings Company, CertainTeed Corporation and Saint-Gobain Delaware Corporation (incorporated by reference to Exhibit 2.7 to Owens Corning’s Quarterly Report on Form 10-Q (File No. 1-33100) for the quarter ended September 30, 2007).

4.1	Registration Rights Agreement, dated as of July 7, 2006, and the First Amendment thereto, dated as of October 27, 2006, by and among Owens Corning, Owens Corning Sales, Inc. and the Owens Corning/Fibreboard Asbestos Personal Injury Trust (incorporated by reference to Exhibit 4.2 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

4.2	Series A Warrant Agreement, dated as of October 31, 2006, between Owens Corning and American Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 10.3 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

4.3	Series B Warrant Agreement, dated as of October 31, 2006, between Owens Corning and American Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 10.4 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature pages hereof).